Comerica Incorporated Barclays Global Financial Services Conference September 12, 2023 Curt Farmer Chairman & Chief Executive Officer Jim Herzog Chief Financial Officer Peter Sefzik Chief Banking Officer Kelly Gage Director of Investor Relations Safe Harbor Statement Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of the date of this presentation with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by “Item 1A. Risk Factors” beginning on page 60 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. 2©2023, Comerica Inc. All rights reserved.

Enhancing our position for long term success Accelerating select investments Capitalizing on our core strengths Optimizing resources • Enhance our deposit base: Small Business, Payments, Treasury Management • Drive non-margin revenue: Capital Markets, Wealth Management • Targeted products & services: Complementary fee & relationship products • Proven risk profile: Demonstrated credit discipline • Favorable business mix: Distinctive Commercial Franchise with strong Wealth Management & Retail Capabilities • Attractive funding profile: Robust, low-cost deposit base • Committed to efficiency: Efficient technology & operations • Maximize capital & liquidity: Strategic exit of Mortgage Banker Finance & increased selectivity across portfolio 3©2023, Comerica Inc. All rights reserved. The Right Balance Positioned to effectively meet the unique needs of our target customers Experienced & tenured team delivering consistency to our relationships across markets & businesses Tailored solutions & customized product offerings to meet our customers needs Localized advice for our customers Industry expertise adding unique value to our customers Full suite of products & services including credit capacity, treasury management, wealth management & capital market solutions Community engagement recognizing we all play a role in advancing the markets & communities we serve

©2023, Comerica Inc. All rights reserved. Loan Update 51.1 52.4 53.5 55.4 54.3 30.0 40.0 50.0 60.0 3Q22 4Q22 1Q23 2Q23 3Q23 Thru 8/31 Loan Trends ($ in billions; average) Quarter-to Date Trends • $1.1B decrease in QTD average loans1 • Growth in Commercial Real Estate & US Banking more than offset by decline in Mortgage Banker, Equity Funds Services & Middle Market Lending Update on Strategic Actions • Planned exit of Mortgage Banker progressing in line with expectations • Addressing return of profile new & existing relationships in other business lines 3Q23 metrics through 8/31/23 are preliminary & subject to change. Source for peer data: S&P Global Market Intelligence & company press releases; for a comprehensive list of our peer group used throughout this presentation, please see our 2023 Proxy Statement 1Comparisons of 3Q23 through 8/31/23 vs 2Q23 5 Agile balance sheet management following record average loans in 2nd quarter; prioritizing return profile 3.6 0.2 CMA Peer Avg. Loan Growth (Avg.; percentages; 2Q23 vs 1Q23) 1.8 -0.3 CMA Peer Avg. C&I Growth (Avg.; percentages; 2Q23 vs 1Q23) ©2023, Comerica Inc. All rights reserved. 3Q23 metrics through 8/31/23 are preliminary & subject to change. Source for peer data: S&P Global Market Intelligence & company press releases 1Comparisons of 3Q23 through 8/31/23 vs 2Q23 2The first calendar day in July fell on a weekend so the early payment is reflected on the Friday before, or 6/30. The first calendar day in September did not fall on a weekend so the 8/31 balance was not inflated with an early payment. 6 Deposits Update • $1,043MM increase in QTD average deposits1 + $2,497MM interest-bearing deposits; largest line of business increases in Corporate Banking, Middle Market Lending & Retail Banking - $1,454MM noninterest-bearing deposits; largest line of business declines in Retail, TLS & Business Deposit Services • NIB average deposit mix 45% QTD; average loan to deposit ratio of 83% • Period-end balances of $67.1B as of 8/31 increased $1.1B compared to 6/30 • Based on predefined payment dates2, the Direct Express balance was elevated by approximately $1.2B on 6/30 compared to 8/31 Deposit initiatives & pricing strategy drove interest-bearing growth; core deposits balances remain stable Deposit Trends ($ in billions; Average) 74.0 71.4 67.8 64.3 64.6 66.2 65.4 3Q22 4Q22 1Q23 2Q23 7/31 8/31 3Q23 Thru 8/31 120% 80%87% 50% 70% 90% 110% 130% 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 3Q 23 CMA Average Loan to Deposit Ratio Below Historical Average (period-end) 19 24 24 25 28 29 32 34 34 35 37 38 43 48 W B S H B A N C FG K EY SN V FI TB FH N W A L B O K F M TB C FR R F ZI O N C M A Peer Average Noninterest-bearing % of Total Deposits (Avg; percentages; 2Q23) Th ru 8 /3 1

2Q23 Source for peer data: S&P Global Market Intelligence & company press releases 4 5 7 7 7 8 8 9 10 11 11 18 24 137 R F C FG M TB W B S SN V FI TB K EY C FR FH N H B A N B O K F ZI O N W A L C M A Loan Loss Reserve / LTM NCO (times; 2Q23 period-end) -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 Total CMA Peer Average Net Charge-offs Through Cycle (as a % of average loans) ©2023, Comerica Inc. All rights reserved. 7 (0.01) 0.06 0.09 0.12 0.15 0.16 0.16 0.17 0.22 0.24 0.29 0.33 0.38 0.39 C M A W A L ZI O N B O K F FH N H B A N W B S K EY C FR SN V FI TB R F M TB C FG Net Charge-offs (recoveries) (percentages of average loans; 2Q23) 3.8 5.0 CMA Peer Avg. Commercial Criticized Loans (percentages of commercial loans; 2Q23 period-end) • Outperforming peers • Expect manageable migration • Well-diversified, relationship-based portfolio • Experienced managers with deep expertise • Conservative, consistent underwriting standards • Proactive, frequent customer dialogue Credit Quality Strong year-to-date metrics reinforce proven track record Total CMA Office Lending • Not primary strategy: Total CMA office <2% of total loans; outstandings within CRE line of business of $559MM, or ~1% of total CMA loans • Selective geography: Urban in-fill & suburban strategy • Majority recourse: Strong sponsors critical to underwriting • Strong credit: Only $26MM in criticized loans (or ~3% of total office portfolio) • Adjusted Debt Coverage: ~1.25x (CRE line of business; reflects stabilized properties, excludes projects under construction or in process of conversion) Multifamily 44% Industrial / Storage 34% Retail 6%Office 7% Single Family 1% Other 3% Land Carry 3%Multi use 2% Commercial Real Estate Line of Business Growth driven by multifamily & industrial projects; excellent credit quality & limited office exposure 6/30/23 1Excludes CRE business line loans not secured by real estate 2Primarily loans to real estate developers 3Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories Primarily Lower Risk Multifamily & Industrial Storage1 (2Q23 period-end) Total $8.4B Commercial Real Estate Business Line Overview • Long history of working with well-established, proven developers • >90% of new commitments from existing customers • Significant up-front equity required (typically averaging 35-40%, often from institutional investors) • ~70% has recourse • Majority of commitments are construction • Primary strategy is financing development of Class A, urban infill multi-family & warehouse distribution in major sun belt metros (37% CA, 25% TX, 10% Southeast, 10% Southwest) • Modest credit migration driven by elevated rate environment, but remained very manageable • >60% of the portfolio maturing by the end of 2025 ©2023, Comerica Inc. All rights reserved. 8 Excellent Credit Quality in Commercial Real Estate Business No significant net charge-offs since 2014 ($ in millions) 2Q22 3Q22 4Q22 1Q23 2Q23 NAL 0.9 0.9 0.9 0.9 0.9 Criticized3 18 17 16 218 246 % Criticized 0.3% 0.2% 0.2% 2.5% 2.7% NCO (Recoveries) (0.01) (0.01) (0.01) (0.05) (0.13) CRE Line of Business2 $8.4B Owner-Occupied $7.4B Investor Owned $2.0B Outside of the Commercial Real Estate Line of Business Total Commercial Real Estate Lending From 6/30/23 10-Q

Noninterest Income

Prioritizing fee income growth

Fee Income Growth Strategy

Deliver more consistent, capital-efficient revenue

- Elevate digital experience
- Invest selectively in new products
- Enhance products aligned with customer feedback & strategic priorities
- Collaborate across 3 revenue divisions

Drive increased retention & acquisition of customers

©2023, Comerica Inc. All rights reserved.

Goal to grow fee component



2Q23
Revenue
$924MM
Net Interest Income 67%
Noninterest Income 33%

Noninterest Income Growth
($ in millions)



250
57
26
52
51
64
2Q19
21%
303
83
39
62
47
72
2Q23
Card Fees
Dep. Service Charges
Fiduciary Income
Capital Markets
Other

9

Prioritizing select, strategic investments for the future



Deposits
Product enhancements
Marketing strategy
Process improvements



Small Business
Lending, deposit & treasury management products
Leadership



Wealth Management
Select hires & team lift-outs
Partnerships
Lending products



Technology
Platform modernization
Digital experience
Data management
Cyber security & risk

Recent Successes

- ✓ Payments & FDIC product enhancements
- ✓ Faster credit approval & funding, elevated cash management & enhanced payment solutions
- ✓ Southern California team
- ✓ Ameriprise partnership
- ✓ Data center migration
- ✓ Enabled product enhancements

©2023, Comerica Inc. All rights reserved.

10

9,035 7,672 2012 2Q23 Expense Management Track record of discipline & efficiency; investing for the future 6/30/23 Source for peer data: S&P Global Market Intelligence 1Excluding WAL due to mergers & acquisitions 2Excluding CFR & WBS as data is not available Employees (FTE) Revenue / Employee2 (2Q23; $ in millions) • Supporting strategic revenue priorities • Optimizing footprint, modernizing facilities • Consolidating or relocating banking centers • Continued investment in technology -15% 11©2022, Comerica Inc. All rights reserved. 120 110 CMA Peer Avg. 45.0 50.0 55.0 60.0 65.0 70.0 75.0 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 Total CMA CMA Average Efficiency Ratio (percentages) 5-year Noninterest Expense CAGR FY22 vs. FY18 CMA 2.18% Peer Average 7.47% Peer Average ex. WAL1 6.25% • Enhancing risk & compliance • Preparing for regulatory changes 5.48% 5.06% 8.98% 9.22% 1Q23 2Q23 Impact of AOCI Losses TCE Ratio Capital Management Strong capital position above target CET1 of ~10% 6/30/23 Source for peer data: S&P Global Market Intelligence & company press releases 1Outlook as of 7/21/23 2Various assumptions including, but not limited to 6/30/23 forward curve, no new hedges & constant tax rate; pension is not projected & held constant 3Refer to reconciliation of non-GAAP financial measures in appendix 41Q23 impact of cash was 0.49% 5GAAP peer common equity ratios ranged from 5.55% to 11.46%, with CMA common equity ratio the second lowest. For more information and a reconciliation of CMA tangible common equity ratio excluding AOCI, refer to the appendix. 10.12% 10.31% 7.0% 1Q23 2Q23 CET1 Tier 1 10.61% 10.80% 8.5% 1Q23 2Q23 Regulatory Minimum + Capital Conservation Buffer (CCB) 12©2023, Comerica Inc. All rights reserved. Tangible Common Equity Ratio3,4Common Equity Ratio3 (0.8) (1.5) (2.4) (2.3) (2.1) (2.2) (1.6) (1.5)(0.2) (0.3) (1.0) (0.9) (0.6) (1.0) (0.4) (0.2) (0.2) (0.2) (0.2) (0.5) (0.5) (0.5) (0.5) (0.5) 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 4Q24 2Q25 Securities Swaps Pension Accumulated Other Comprehensive Income2 ($ in billions) Projected1 7.42 7.58 7.79 7.81 7.89 8.05 8.12 8.24 8.28 8.32 8.49 9.22 9.34 9.53 H B A N K EY ZI O N FI TB W A L M TB C FR W B S C FG R F SN V C M A FH N B O K F Tangible Common Equity Ratio ex. AOCI3,5 Capital Strategy • Prioritize capital to support our customers • Share repurchases paused; resumption subject to regulatory clarity, but not anticipated in 2023 • Assess impact of proposed regulatory changes on business • Prepare to comply with new regulations 6.15% 5.73% 9.63% 9.87% 1Q23 2Q23 Impact of AOCI Losses Common Equity Ratio

Our Differentiated Value Proposition

Comerica

A Leading Bank for Business complemented by strong Retail & Wealth Management

Distinctive Commercial Franchise

- **Long-standing, trust-based customer relationships**, averaging >15 years in Middle Market
- Tenured, **expert relationship & group managers** with average 10 & 20 years at Comerica, respectively
- Consistent, disciplined **credit underwriting** standards & a "through-the-cycle" mindset
- Diversified business mix with **attractive, growth & relationship-oriented** business lines like Middle Market, Environmental Services & Small Business
- **Complimentary marketing services** to help small businesses grow

Complementary fee & relationship products

- Distinctive **Treasury Solutions** used for ~95% of Commercial noninterest-bearing deposits
- Complementary **Capital Markets business**
- Differentiated **Wealth Management business** specializing in the needs of business owners and executives, used by 36% of Commercial clients[1]
- Largest third-party fiduciary business in the country with **Advisor Solutions** serving some of the country's largest Broker Dealers in Estate Settlement; Oil, Gas & Mineral Management; Special Needs Trusts & Philanthropic

Robust, low-cost deposit base

- **Deep, sticky operating accounts** with our C&I customers driving an 84% loan-to-deposit ratio, below our 15-year average
- **Expert bankers** serving **tenured customer relationships** with average customer deposit balance exceeding industry
- Growing small business segment of **deposit rich relationships** (99% have a deposit relationship)

Efficient technology & operations

- Lean, modern **technology architecture & delivery** model, including our "digital factory"
- Investment spend focused only on areas of **true competitive advantage**
- **Efficiency ratio** of 58%
- Modernization journey to **transform retail delivery** to optimize experience & efficiency

6/30/23 • [1]As of 3/31/23

©2023, Comerica Inc. All rights reserved.

13

APPENDIX

Diversified Geographic Footprint

Comerica

Large, higher growth urban markets	Predominance of small & mid-sized companies & wealth management opportunities	Highly integrated, cost-effective platform

Texas

- Established: 1988
- #2 largest state GDP
- Business friendly environment
- Dallas-Fort Worth, Houston, Austin, San Antonio

California

- Established: 1991
- #1 largest state GDP
- Deep industry expertise
- L.A., San Diego, San Jose, San Francisco

Michigan

- Established: 1849
- #14 largest state GDP
- Large retail deposit base
- Detroit, Ann Arbor, Grand Rapids, Lansing

Offices Across U.S.



Primary Markets
Other Markets
Office Locations

Southeast

- Strong population growth & manufacturing base
- 3 commercial offices in Raleigh, Winston-Salem & Charlotte
- 8 banking centers in FL
- New offices in SC & GA
- Serving customers in FL, GA, NC, TN, SC & VA

Mountain West

- Fast growing economy, attractive climate
- 17 banking centers in Phoenix area
- 1 office in Denver
- Serving customers in AZ & CO

©2023, Comerica Inc. All rights reserved.

15

2Q23 Results

Record loans, robust noninterest income, deposit stabilization & strong credit quality

Comerica

(millions, except per share data)	2Q23	1Q23	2Q22	Change From 1Q23	Change From 2Q22
Average loans	$55,368	$53,468	$50,027	$1,900	$5,341
Average deposits	64,332	67,833	77,589	(3,501)	(13,257)
Net interest income	621	708	561	(87)	60
Provision for credit losses	33	30	10	3	23
Noninterest income[1]	303	282	268	21	35
Noninterest expenses[1]	535	551	482	(16)	53
Provision for income tax	83	85	76	(2)	7
Net income	273	324	261	(51)	12
Earnings per share[2]	$2.01	$2.39	$1.92	$(0.38)	$0.09
Efficiency Ratio[3]	57.70%	55.53%	58.03%		
CET1	10.31%	10.12%	9.72%		

Key Performance Drivers 2Q23 compared to 1Q23

- Average loans up 3.6% driven by broad-based growth across multiple businesses
- Average deposit decline reflected diversification actions from first quarter disruption, but trends largely stabilized in the second half of the quarter
- Net interest income benefited from loan growth, offset by full quarter impact of funding
- Net recoveries of 1 bp; reserve ratio rose to 1.31%
- 2nd highest noninterest income quarter as fee income remained a priority
- Active expense management benefited from seasonal decline in salary & benefit expense & lower modernization expenses
- Strong CET1 as earnings-related capital generation offset impact of loan growth & share repurchases remained paused

[1]Includes gains/(losses) related to deferred comp asset returns of $(14MM) 2Q22, $4MM 1Q23, $4MM 2Q23 • [2]Diluted earnings per common share • [3]Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants

©2023, Comerica Inc. All rights reserved.

16

2Q23 Review

Delivered compelling results & advanced strategic priorities

Comerica

Strong Financial Results

Metric	1Q23	2Q23
Average Loans	$53B	$55B
Noninterest Income	$282MM	$303MM
Noninterest Expense	$551MM	$535MM

Net Charge-Offs (Recoveries)	Return on Equity[1]	Tier 1 Capital Ratio
(0.01)%	19.38%	10.80%

THE BIGGER POSSIBLE

- Launched new products & capabilities tailored to meet the unique needs of small business customers:
  - ✓ **Comerica Small Business Convenient Capital™** aimed at providing faster approvals & funding for qualified customers
  - ✓ **Comerica Maximize™**, elevated cash management solutions
  - ✓ **Comerica SmallBiz Co-Op™**, delivering strategic insights & other benefits to small business customers at no charge
- Honored as **SBA Lender of the Year** in Michigan for 2022; CMA honored overall as a **Top 10 Lender**

A FORCE FOR GOOD

- Named one of Diversity Inc's 2023 Top Noteworthy Companies
- Recognized as one of the 50th most community-minded companies for 8th consecutive year
- Achieved $2.9B in Green Lending in 2Q; aligned with commitment to sustainability
- Published 15th annual Corporate Responsibility report

[1]Return on average common shareholders' equity

©2023, Comerica Inc. All rights reserved.

17

CMA vs Peers

Comerica

Noninterest Income[1]
(percentages; 2Q23 vs 1Q23)

CMA	Peer Avg.
7.4	3.9

Expenses
(percentages; 2Q23 vs 1Q23)

CMA	Peer Avg.
-2.9	1.1

Net Interest Margin
(percentages; 2Q23)

CMA	Peer Avg.
2.93	3.24

CET1 (Capital) Ratio
(percentages; 2Q23)

CMA	Peer Avg.
10.31	10.52

Return on Equity[3]
(percentages; 2Q23)

CMA	Peer Avg.
19.38 (12.12% (less avg. AOCI)[2])	13.76

Efficiency Ratio[4]
(percentages; 2Q23)

CMA	Peer Avg.
57.70	56.09

Return on Assets
(percentages; 2Q23)

CMA	Peer Avg.
1.21	1.20

2Q23 • Source for peer data: S&P Global Market Intelligence & company press releases • [1]Excluding WAL as losses in 1Q23 skew results • [2]Refer to reconciliation of non-GAAP financial measures in appendix • [3]Return on average common shareholders' equity • [4]Excluding CFR as data is not available

©2023, Comerica Inc. All rights reserved.

18

CMA vs Peers

Comerica



Total
Deposit Change
(Period-end; percentages; 2Q23 vs 1Q23)
2.0
2.6
CMA
Peer Avg.
Noninterest-bearing
Deposit Change
(Avg.; percentages; 2Q23 vs 1Q32)
-15.7
-10.0
CMA
Peer Avg.
Interest-bearing
Deposit Change
(Avg.; percentages; 2Q23 vs 1Q23)
6.9
3.3
CMA
Peer Avg.
Total
Deposit Change
(Avg.; percentages; 2Q23 vs 1Q23)
-5.2
-1.2
CMA
Peer Avg.
Loan Growth
(Avg.; percentages; 2Q23 vs 1Q23)
3.6
0.2
CMA
Peer Avg.
Noninterest-bearing
% of Total Deposits
(Avg; percentages; 2Q23)
48
31
CMA
Peer Avg.
Loan to Deposit Ratio
(Period-end; percentages; 2Q23)
84
80
CMA
Peer Avg.
Interest-Bearing
Deposit Cost
(percentages; 2Q23)
2.37
2.23
CMA
Peer Avg.

2Q23 • Source for peer data: S&P Global Market Intelligence & company press releases

©2023, Comerica Inc. All rights reserved.

19

Loans

Comerica

Broad-based growth delivered record average loan levels; yields up 29 bps



Loans
($ in billions)
50.0
51.1
52.4
53.5
55.4
54.9
55.8
3.64
4.64
5.45
5.89
6.18
2Q22
3Q22
4Q22
1Q23
2Q23
1Q23
2Q23
Average Balances
Period-end
Loan Yields %

Average loans increased $1.9B[1], or 3.6%

- + $527MM Commercial Real Estate[2]
  - Multi-family & industrial accounted for almost all of the growth
  - Office not a primary strategy representing only 7% of the total Commercial Real Estate line of business portfolio
- + $447MM Corporate Banking
- + $400MM National Dealer Services
- + $325MM Mortgage Banker (seasonality)
- + $140MM Wealth Management
- + $122MM Environmental Services



Loan Commitments Declined Modestly
with Increased Selectivity
(period-end: $ in billions)
50.9
53.7
56.5
57.5
57.0
46%
45%
45%
46%
47%
2Q22
3Q22
4Q22
1Q23
2Q23
Utilization

2Q23 compared to 1Q23 • [1]See Quarterly Average Loans slide 21 for more details • [2]See Commercial Real Estate slide 8 for more details

©2023, Comerica Inc. All rights reserved.

20

Quarterly Average Loans

Comerica

Business Line	2Q23	1Q23	2Q22
Middle Market			
General	$12.9	$12.9	$12.8
Energy	1.5	1.5	1.4
National Dealer Services	5.8	5.4	4.5
Entertainment	1.1	1.2	1.1
Tech. & Life Sciences	0.9	0.9	0.9
Equity Fund Services	3.4	3.4	3.5
Environmental Services	2.4	2.3	2.0
Total Middle Market	$28.1	$27.6	$26.2
Corporate Banking			
US Banking	4.5	4.3	3.9
International	1.7	1.5	1.6
Commercial Real Estate	8.9	8.3	6.5
Mortgage Banker Finance	1.5	1.1	1.7
Business Banking	3.1	3.2	3.3
Commercial Bank	**$47.8**	**$46.1**	**$43.2**
Retail Bank	**$2.2**	**$2.2**	**$2.0**
Wealth Management	**$5.3**	**$5.2**	**$4.8**
TOTAL	**$55.4**	**$53.5**	**$50.0**

By Market	2Q23	1Q23	2Q22
Michigan	$12.6	$12.4	$12.0
California	18.8	18.7	17.4
Texas	12.3	11.6	9.8
Other Markets[1]	11.7	10.8	10.8
TOTAL	**$55.4**	**$53.5**	**$50.0**

Loan Portfolio
Average Loan Term of ~4 Years
(2Q23 Period-end)



$55.8B
Fixed Rate[2] 49%
≤30-Day Rate[3] 42%
90-Day+ Rate 6%
Prime-based 3%

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • [2]Fixed rate loans include $22.1B receive fixed/pay floating (30-day) LIBOR , BSBY & SOFR interest rate swaps; Forward dated swaps are excluded; excluding interest rate swaps, Fixed Rate Loans were 8% of the portfolio • [3]Includes ~2.4% of Daily SOFR

©2023, Comerica Inc. All rights reserved.

21

Deposits

Comerica

Continued stabilization; effective product & pricing strategies to protect & grow deposit relationships



Deposits
($ in billions)
77.6
74.0
71.4
67.8
64.3
0.05
0.20
0.97
1.52
2.37
2Q22
3Q22
4Q22
1Q23
2Q23
Average Balances
Deposit Rate[1] %



Favorable Mix
(period-end,$ in billions)
64.7
51%
66.0
47%
1Q23
2Q23
NIB
IB

Average deposits declined $3.5B, or 5%

- Interest-bearing & noninterest-bearing deposit stabilization in the 2nd half of 2Q23
- Largest average 2Q23 vs. 1Q23 deposit declines concentrated in:
  - $1.2B Retail
  - $1.0B TLS
  - $0.9B Corporate Banking
  - $0.8B Middle Market Lending
  - $0.8B Wealth Management
  - $0.7B Financial Institutions
- Period-end 1Q23 & 2Q23 balances both elevated by card-related deposits at ~$800MM higher than quarterly average; 6/30 further elevated by select large customer activity
- Uninsured deposits improved to 48% of total deposits, or 41% adjusted for affiliate deposits
- Cumulative interest-bearing deposit beta of 47%, performed well relative to expectations
- Expect future FOMC actions may modestly impact deposits & noninterest bearing mix; 2Q23 average NIB at 48% of total deposits
- Strategic initiatives already underway to further enhance our attractive deposit base including Payments, Treasury Management, Small Business & select product development

2Q23 compared to 1Q23 • [1]Interest costs on interest-bearing deposits • [2]Percentage of period-end deposits

©2023, Comerica Inc. All rights reserved.

22

Attractive Deposit Profile

Further enhanced our strong deposit franchise

Comerica

Deposit portfolio has better risk characteristics

- Less concentrated in more vulnerable businesses
- Lower price sensitivity
- Lower percent of uninsured & excess deposits
- Retained strong mix of 48% noninterest-bearing

Diversified Deposit Base

(2Q23 average)



Wealth Management 6%
Other 9%
Commercial Bank 48%
Retail Bank 37%

Stronger Profile than Pre-Pandemic

($ in billions)	YE 2019	YE 2022	6/30/2023
Loan-to-Deposit Ratio	88%	75%	84%
Total Deposits (Period-end)	$57.3	$71.4	$66.0
% Uninsured Deposits Per Call Report	60%	64%	48%
Adjusted for Affiliate Deposits[1]	54%	57%	41%

Stable & Tenured Core Deposit Base[2]

Diversified Across Markets & Businesses	• Highest concentrations in Retail Consumer (29%), Middle Market Lending (11%) & Small Business Banking (9%), inherently diversified business lines • Geographically dispersed
Holistic, Connected Relationships	• ~93% of Commercial Bank noninterest-bearing deposits utilize Treasury Management services; 90% have ECA • Average Middle Market relationship has >7 Treasury Management products • ~90% Retail customers have checking account[3]
Tenured	• Average Middle Market relationship >15 years • Average Retail relationship >15 years[3]
Active Operating Accounts	• Average Middle Market relationship deposit balances of ~$7MM (includes ~$2MM in non-interest bearing) • Average Retail customer checking account balance of $21.6K[3]

2Q23 compared to 1Q23 • [1]Represents uninsured deposits using total deposits at the consolidated level for Comerica Inc. & subsidiaries, which is consistent with the presentation on the consolidated balance sheet, & excludes uninsured deposits eliminated in consolidation • [2]As of 6/30/23 • [3]Includes consumer & small business

©2023, Comerica Inc. All rights reserved.

23

Quarterly Average Deposits

Comerica

Business Line	2Q23	1Q23	2Q22
Middle Market			
General	$16.1	$18.0	$21.1
Energy	0.5	1.2	0.8
National Dealer Services	1.0	1.2	1.6
Entertainment	0.3	0.3	0.3
Tech. & Life Sciences	3.4	4.3	7.0
Equity Fund Services	1.0	1.0	1.1
Environmental Services	0.3	0.4	0.3
Total Middle Market	$22.6	$26.3	$32.2
Corporate Banking			
US Banking	1.4	2.0	2.4
International	1.8	2.0	2.2
Commercial Real Estate	1.4	1.9	2.0
Mortgage Banker Finance	0.4	0.4	0.6
Business Banking	3.4	3.7	4.4
Commercial Bank	$31.0	$36.4	$43.7
Retail Bank	$23.9	$25.1	$27.1
Wealth Management	$3.9	$4.7	$6.0
Finance / Other[1]	$5.4	$1.6	$0.7
TOTAL	$64.3	$67.8	$77.6

By Market	2Q23	1Q23	2Q22
Michigan	$21.9	$24.2	$27.2
California	16.0	18.6	23.6
Texas	9.4	11.2	11.7
Other Markets[2]	11.5	12.7	14.3
Finance / Other[1]	5.4	1.2	0.7
TOTAL	$64.3	$67.8	$77.6

Strong Deposit Mix: 48% noninterest-bearing[3]

(2Q23 Average)



Retail Noninterest-bearing 12%
Total $64.3B
Commercial Noninterest-bearing 36%
Commercial Interest-bearing 25%
Retail Interest-bearing 27%

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Finance/Other includes items not directly associated with the geographic markets or the three major business segments • [2]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • [3]Based on product type rather than line of business; will not foot to lefthand chart

©2023, Comerica Inc. All rights reserved.

24

©2023, Comerica Inc. All rights reserved. Liquidity Abundant liquidity created flexibility; strategic actions position for long term sustainability 8/31/23 3Q23 metrics through 8/31/23 are preliminary & subject to change. 1Bank Term Funding Program 25 Available liquidity sources to support business needs: • Excess cash • Investment portfolio paydowns & maturities • Secured funding (FHLB & BTFP) • Brokered deposits • Deposit campaigns • Unsecured debt • Discount window Source (8/31/23) $ in billions Amount or Total Capacity Remaining Capacity Cash 11.3 11.3 FHLB (securities & loan collateral) 17.0 3.5 BTFP1 (securities collateral) 9.7 9.7 Discount Window (loan collateral) 20.2 20.2 Total Liquidity Capacity $44.7 billion Total Liquidity Capacity (ex. Discount Window) $24.5 billion Low Unsecured Debt Obligations (Debt Maturities, $ in millions) 500 350 400 550 500 2024 2025 2026 2027 2028 2029 2033 120% 80%87% 50% 70% 90% 110% 130% 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 3Q 23 CMA Average Loan to Deposit Ratio Below Historical Average (period-end) Th ru 8 /3 1 Securities Portfolio Strategic portfolio attrition created liquidity; expect future maturities to enhance earnings power 6/30/23 1Outlook as of 7/21/23 assuming 6/30/23 forward curve 2Amortized cost reflects securities at par net of repayments and remaining unaccreted discount or premium 3Estimated as of 6/30/23 Period-end 2Q23 portfolio decreased $880MM - $363MM MBS payments & $300MM Treasury maturities - $212MM fair value change & -$5MM net premium/amortization • Average 2Q23 portfolio decreased $901MM • 3Q23: Estimated repayments ~$390MM MBS1 • Duration of 5.5 years3 • Extends to 6.3 years under +200bps instantaneous rate increase3 • Net securities-related AOCI unrealized loss increased to $2.2B (after tax); expect unrealized loss to decline 34% over the next 2 years1 2023 Portfolio Strategy • Utilize natural portfolio attrition as liquidity source • Pledge portfolio as collateral to access wholesale funding as needed • 100% of portfolio is available-for-sale • No intention to sell, restructure or reinvest securities Securities Income ($ in millions) ©2023, Comerica Bank. All rights reserved. 26 Repayments create liquidity & mark-to-market valuation improved (period-end; $ in billions) 100 119 118 113 108 1.92 2.08 2.11 2.10 2.10 2Q22 3Q22 4Q22 1Q23 2Q23 Securities Yields %2 12.4 18.8 20.8 19.5 19.0 18.3 17.4 17.1 16.8 16.6 15.2 14.6 (0.1) 1.1 2.0 3.1 3.0 2.7 2.9 2.8 2.6 2.5 2.1 1.9 12.3 19.9 22.8 22.6 22.0 21.0 20.4 19.9 19.5 19.1 17.3 16.6 4Q19 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 4Q24 2Q25 Valuation Adjustment Fair Value (Reported on Balance Sheet) Amortized Cost Projected1

Net Interest Income Benefitted from loan growth, offset by full quarter impact of funding; effectively rate neutral 2Q23 compared to 1Q23 Net Interest Income ($ in millions) $708MM 1Q23 3.57% +75MM + 40MM + 32MM + 8MM - 5MM Loans Higher rates, incl. swaps Higher balances 1 more day Other portfolio dynamics + 0.23 + 0.18 + 0.08 - 0.03 - 5MM - 3MM - 2MM Securities Portfolio Rates Lower balances - 0.01 + 0.01 + 55MM + 48MM + 6MM + 1MM Fed Deposits Higher balances Rates 1 more day + 0.10 + 0.07 + 0.03 - 83MM - 69MM - 13MM - 1MM Deposits Interest-bearing balances & mix Rates 1 more day - 0.38 - 0.32 - 0.06 - 129MM - 107MM - 21MM - 1MM Wholesale Funding Higher balances Rates, incl. swaps 1 more day - 0.59 - 0.49 - 0.10 $621MM 2Q23 2.93% 27©2023, Comerica Inc. All rights reserved. Net impact due to rates: $9MM & 4bps on the NIM 561 707 742 708 621 2.70 3.50 3.74 3.57 2.93 2Q22 3Q22 4Q22 1Q23 2Q23 Net Interest Margin % 266 262 244 221 186 0.52 0.51 0.46 0.40 0.33 (0.10) 0.10 0.30 0.50 0.70 0.90 1.10 1.30 1.50 2Q22 3Q22 4Q22 1Q23 2Q23 NPA/Loans % Credit Quality 3rd consecutive quarter of recoveries; expect continued, manageable migration 2Q23 compared to 1Q23 1Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories Nonperforming Assets Decreased ($ in millions) Criticized Loans1 Below Historical Level ($ in millions) 609 624 661 693 728 1.18 1.21 1.24 1.26 1.31 - 1.00 2.00 3.00 4.00 5.00 6.00 2Q22 3Q22 4Q22 1Q23 2Q23 ACL/Loans % Allowance for Credit Losses Increased Moderately ($ in millions) 1,534 1,626 1,572 1,918 2,048 3.0 3.1 2.9 3.5 3.7 - 2.00 4.00 6.00 8.00 10.00 12.00 2Q22 3Q22 4Q22 1Q23 2Q23 Criticized/Loans % 28©2023, Comerica Inc. All rights reserved. 0 13 (4) (2) (2) - 2.00 4.00 6.00 8.00 10.00 12.00 2Q22 3Q22 4Q22 1Q23 2Q23 Net Charge-Offs (Recoveries) ($ in millions)

Noninterest Income Robust fee generation resulted in near-record noninterest income; remains a strategic priority 2Q23 compared to 1Q23 1Risk management hedging income related to an increase in price alignment (PA) received for Comerica’s centrally cleared risk management positions $8MM 4Q22, $8MM 1Q23, $6MM 2Q23 2Includes Credit Valuation Adjustment (CVA) $3MM 2Q22, $5MM 3Q22, $1MM 4Q22, $1MM 1Q23, $1MM 2Q23; Includes gains/(losses) related to deferred comp asset returns of ($14MM) 2Q22, ($3MM) 3Q22, $6MM 4Q22, $4MM 1Q23, $4MM 2Q23 Noninterest Income1 ($ in millions) 268 278 278 282 303 2Q22 3Q22 4Q22 1Q23 2Q23 Increased $21MM 2 + $6MM FHLB dividends + $5MM Valuation reserve on assets held for sale recorded in 1Q + $4MM Bank Owned Life Insurance + $4MM Fiduciary + $3MM Card Fees - $2MM Risk Management Income (PA) 29©2023, Comerica Inc. All rights reserved. 482 502 541 551 535 58.0 50.8 53.0 55.5 57.7 2Q22 3Q22 4Q22 1Q23 2Q23 Efficiency Ratio % Noninterest Expenses1,2 ($ in millions) Noninterest Expenses Committed to efficiency; prioritizing select investments 2Q23 compared to 1Q23 1Modernization initiative $7MM 2Q22; $7MM 3Q22; $18MM 4Q22; FY22 $38MM; $16MM 1Q23, $7MM 2Q23 2Gains/(losses) related to deferred comp plan of ($14MM) 2Q22, ($3MM) 3Q22, $6MM 4Q22, $4MM 1Q23, $4MM 2Q23 Decreased $16MM - $20MM Salaries & benefits - $20MM annual stock-based compensation (seasonality) - $6MM payroll taxes (seasonality) - $3MM incentive compensation + $4MM merit salary increases + $3MM staff insurance & temporary labor (each) - $8MM Other noninterest expenses - $8MM litigation-related - $5MM Ameriprise-related transition expense in 1Q - $3MM ORE write-down in 1Q - $3MM Operational losses + $6MM state tax refund in 1Q + $5MM legal fees + $4MM outside processing + $3MM FDIC insurance & software (each) 30©2023, Comerica Inc. All rights reserved.

Energy

Primarily E&P exposure



Period-end Loans
($ in millions)
1,373
218
1,155
2Q22
1,340
259
1,081
3Q22
1,415
253
1,162
4Q22
1,402
276
1,126
1Q23
1,480
312
1,168
2Q23
Midstream
Exploration & Production[1]

- Exposure $3.5B / 42% utilization
- Hedged 50% or more of production
  - At least one year: 61% of customers
  - At least two years: 34% of customers
- Focus on larger, sophisticated E&P and Midstream companies
- E&P:
  - 53% Oil-focused
  - 22% Natural Gas focused
  - 25% Oil/Gas balanced
- Excellent credit quality
  - <1% Criticized loans
  - $(87K) Net recoveries

6/30/23 • [1]Includes Services of 2Q22 $15MM, 3Q22 $17MM, 4Q22 $13MM,1Q23 $16MM; 2Q23 $21MM

©2023, Comerica Inc. All rights reserved.

31

National Dealer Services

75+ years of floor plan lending



Franchise Distribution
(Based on period-end loan outstandings)
Ford 8%
GM 7%
Jaguar/Land Rover 7%
Stellantis 10%
Mercedes 6%
Nissan/ Infiniti 3%
Other European 12%
Other Asian 6%
Other[1] 21%
Toyota/Lexus 12%
Honda/Acura 8%
Total $6.0B

- Top tier strategy
- National in scope
- Focus on "Mega Dealer" (five or more dealerships in group)
- Strong credit quality; Robust monitoring of company inventory & performance
- Floor Plan remained below historical averages



Average Loans
($ in billions)
2Q19 7.9 4.5
3Q19 7.5 4.1
4Q19 7.3 4.0
1Q20 6.8 3.6
2Q20 6.2 2.8
3Q20 5.3 1.9
4Q20 5.5 2.2
1Q21 5.3 2.0
2Q21 4.4 1.2
3Q21 3.8 .6
4Q21 3.9 0.6
1Q22 4.1 .6
2Q22 4.5 0.8
3Q22 4.8 1.0
4Q22 5.1 1.2
1Q23 5.4 1.4
2Q23 5.8 1.7
Floor Plan

6/30/23 • [1]Other includes obligations where a primary franchise is indeterminable (multi-franchise, rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans)

©2023, Comerica Inc. All rights reserved.

32

7,036 6,339 5,241 4,443 3,408 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2Q22 3Q22 4Q22 1Q23 2Q23 901 938 943 931 909 2Q22 3Q22 4Q22 1Q23 2Q23 Technology & Life Sciences ~30 years of deep expertise & strong relationships with top-tier investors 6/30/23 Average Loans ($ in millions) • Manage concentration to numerous verticals to ensure widely diversified portfolio • Closely monitor cash balances & maintain robust backroom operation • 11 offices throughout US & Canada • Retained customer relationships despite industry disruption & impact on deposits; strategically utilized off-balance sheet & ICS products Average Deposits ($ in millions) Growth 49% Early Stage 13% Late Stage 38% Customer Segment Overview (approximate; 2Q23 period-end loans) Total $839MM ©2023, Comerica Inc. All rights reserved. 33 Equity Fund Services Strong relationships with top-tier Private Equity firms 6/30/23 • Customized solutions for Private Equity firms • Credit Facilities (Funds, General Partners, Management Companies) • Treasury Management • Capital Markets, including Syndication • Customers in the US & Canada • Well-diversified across funds with various industry strategies • Drives connectivity with other teams • Middle Market • Commercial Real Estate • Environmental Services • Energy • TLS • Private Banking • Period-end balances were $3.2 billion • Strong credit profile • No charge-offs • No criticized loans Average Loans ($ in millions) 3,507 3,346 3,317 3,371 3,378 2Q22 3Q22 4Q22 1Q23 2Q23 ©2023, Comerica Inc. All rights reserved. 34

Environmental Services Department

Experienced team; Specialized industry, committed to growth

- 15+ year experienced team with 20+ year management tenure
- Dedicated relationship managers advise & guide customers on profitably growing their business by providing banking solutions
- Focus on middle market-sized companies with full banking relationships
- Historically strong credit quality

Waste Management & Recycling (~82% of loan portfolio)

- Insight & expertise with:
  - Transfer stations, disposal & recycling facilities
  - Commercial & residential waste collection
  - Financing for M&A and growth capital

Renewable Energy Solutions (~18% of loan portfolio)

- Formed group in 2022; active in the landfill-gas-to-energy & biomass industries for more than a decade
- Expanded focus to also include solar, wind, anaerobic digestion, & battery energy standalone storage

Average Loans
($ in millions)


2,034
2,243
2,237
2,296
2,418
2Q22
3Q22
4Q22
1Q23
2Q23

6/30/23

©2023, Comerica Inc. All rights reserved.

35

Direct Express

An important program for CMA & the customers we serve

Program Overview

- **Summary:** Comerica is the exclusive issuer of the Direct Express debit card for 4.5 million federal benefit recipients.
- **Driving Financial Inclusion:** Helping the U.S. Treasury provide recipients ready, safe access to their government benefits was the founding mission of the Direct Express Program. Not only does the innovative prepaid card program deliver benefits more cost effectively and securely, it is an on-ramp to financial inclusion for millions of unbanked Americans - giving recipients the tools they need to participate fully in the economy.
- **Renewal History:** In 2008, 2014 and again in 2020, Comerica was selected by the U.S. Treasury as the Financial Agent for their Direct Express Debit MasterCard Program. Comerica's contract with the U.S. Treasury expires early 2025.
- **Strong Customer Satisfaction:** Comerica has achieved a 90% (or better) cardholder satisfaction rating
- **Prioritizing Security:** Since 2013, the U.S. Treasury has required all federal benefit recipients (with a few grandfathered exceptions) to receive their monthly benefits electronically, either by direct deposit or through the Direct Express debit card. With 100% of cardholders using EMV chip and PIN, it can be considered one of the most secure prepaid cards in the industry.
- **Unique Skill-set:** We have developed the unique infrastructure, compliance and operations to administer this important program.

Deposit Trends

- **Balances:** ~$3B in 2Q23 average deposit balances (large fluctuations throughout the quarter due to timing cause ending balances to vary)
- **Intra-month patterns:** Comerica receives most of the deposit balances on the 1st and 3rd days of each month (subject to change based on weekends or holidays)
- **Peaks & troughs:** In June 2023, highest balance of $5.2B on 2nd business day, lowest balance of $2.6B


DIRECTEXPRESS
5332 48XX XXXX XXXX
debit
mastercard


DIRECTEXPRESS

Investments

- **Enhanced Digital Experience:** Developed a new Direct Express mobile application with a 4.7-star rating and over 81,000 reviews on the Apple App Store; over 1 million mobile app users[1]
- **Meeting Cardholders Where They Are:** Unique partnership with Walmart that allows cardholders to withdraw the full balance on their card (up to $1,000) at less than half the cost that Walmart charges other customers for the same service. Since 90 percent of Direct Express cardholders visit a Walmart at least once a year, this has proven to be a very popular service.


4.7 Stars[1]
DX

[1]Apple App Store as of 6/1/23

©2023, Comerica Inc. All rights reserved.

36

Comerica's Core Values

Comerica

WHY WE ARE HERE

To raise expectations of what a bank can be for our colleagues, customers & communities

WHAT WE BELIEVE

- ONE COMERICA
- THE CUSTOMER COMES FIRST
- THE BIGGER POSSIBLE
- A FORCE FOR GOOD

HOW WE DELIVER

- **Trust**
- **Act**
- **Own**

©2023, Comerica Inc. All rights reserved.

37

Reconciliations

Comerica

Impact of Accumulated Other Comprehensive Loss on Common Equity & Tangible Common Equity

Comerica believes that the presentation of common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

(period-end, millions, except per share data)	2Q23	1Q23	4Q22	3Q22	2Q22
Tangible Common Equity					
Total shareholders' equity	$5,595	$5,994	$5,181	$5,069	$6,435
Less fixed-rate non-cumulative perpetual preferred stock	$394	$394	$394	$394	$394
Common shareholders' equity	$5,201	$5,600	$4,787	$4,675	$6,041
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$9	$9	$10	$10
Tangible common equity	$4,558	$4,956	$4,143	$4,030	$5,396
Total assets	$90,761	$91,127	$85,406	$84,143	$86,889
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$9	$9	$10	$10
Tangible assets	$90,118	$90,483	$84,762	$83,498	$86,244
Common equity ratio	5.73%	6.15%	5.60%	5.55%	6.95%
Tangible common equity ratio	5.06%	5.48%	4.89%	4.82%	6.26%

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends.

©2023, Comerica Inc. All rights reserved.

38

Reconciliations Continued

Comerica

Impact of Accumulated Other Comprehensive Loss on Common Equity & Tangible Common Equity

Comerica believes that the presentation of common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

(period-end, millions, except per share data)	2Q23	1Q23	4Q22	3Q22	2Q22
Common Equity & Tangible Common Equity per Share of Common Stock					
Common shareholders' equity	$5,201	$5,600	$4,787	$4,675	$6,041
Tangible common equity	$4,558	$4,956	$4,143	$4,030	$5,396
Shares of common stock outstanding	132	132	131	131	131
Common equity per share of common stock	$39.48	$42.57	$36.55	$35.70	$46.19
Tangible equity per share of common stock	$34.59	$37.68	$31.62	$30.77	$41.25
Impact of Accumulated Other Comprehensive Loss to Common Equity & Tangible Common Equity					
Accumulated other comprehensive loss (AOCI)	$(3,756)	$(3,171)	$(3,742)	$(3,587)	$(1,954)
Common equity, excluding AOCI	$8,957	$8,771	$8,529	$8,262	$7,995
Common equity per share of common stock, excluding AOCI	$68.00	$66.68	$65.12	$63.11	$61.13
Common equity ratio, excluding AOCI	9.87%	9.63%	9.99%	9.82%	9.20%
Tangible common equity, excluding AOCI	$8,314	$8,127	$7,885	$7,617	$7,350
Tangible common equity per share of common stock, excluding AOCI	$63.11	$61.78	$60.19	$58.17	$56.19
Tangible common equity ratio, excluding AOCI	9.22%	8.98%	9.30%	9.12%	8.52%

We calculate tangible common equity ratio excluding AOCI for each of our peer group companies based upon such company's (i) total shareholders' equity less preferred stock (as applicable), goodwill, intangible assets and AOCI, divided by (ii) total assets less goodwill and other intangible assets, in each case as reported on such company's unaudited balance sheets included in its Quarterly Report on Form 10-Q for the period presented. These calculations may differ significantly from the way companies in our peer group present adjusted tangible common equity ratio in the materials that they publish, if adjusted tangible common equity is presented at all. We believe presenting our tangible common equity ratio excluding AOCI provides a greater understanding of ongoing operations by adjusting for factors significantly driving our AOCI, such as our available-for-sale securities portfolio, swaps and pensions, which may not necessarily drive the AOCI of the companies in our peer group. Non-GAAP measures should not be relied on as a substitute for measures calculated in accordance with GAAP.

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends.

©2023, Comerica Inc. All rights reserved.

39

Reconciliations Continued

Comerica

Uninsured Deposits

Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk. Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank's Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number.

	(period-end; millions)	2Q23	1Q23	4Q22	4Q19
(A)	**Total uninsured deposits, as calculated per regulatory guidelines**	$31,627	$35,007	$45,492	$34,341
(B)	**Affiliate deposits**	$4,412	$4,329	$4,458	$3,188
(A-B)	**Total uninsured deposits, excluding affiliate**	$27,215	$30,678	$41,034	$31,153

Return on Average Equity excluding Average AOCI

	(millions)	2Q23
	Net Income	$273
	Preferred Stock Dividends	$5.6
	Average Common Shareholders' Equity	$5,544
	Return on Average Equity	19.38%
	Average AOCI	$(3,319)
	Return on Average Equity Excluding AOCI	**12.12%**
Calculation:	*Net Income less Preferred Stock Dividends (annualized) divided by Average Common Shareholders Equity less Average AOCI*	

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends.

©2023, Comerica Inc. All rights reserved.

40

Holding Company Debt Rating

Comerica

Senior Unsecured/Long-Term Issuer Rating	Moody's	S&P	Fitch
Cullen Frost	A3	A-	-
M&T Bank	A3	BBB+	A
BOK Financial	A3	BBB+	A
Fifth Third	Baa1	BBB+	A-
Huntington	Baa1	BBB+	A-
Regions Financial	Baa1	BBB+	A-
Citizens Financial Group	Baa1	BBB+	BBB+
Comerica	Baa1	BBB	A-
KeyCorp	Baa1	BBB	A-
Webster Financial	Baa1	BBB	
Western Alliance	Baa2		BBB-
First Horizon National Corp	Baa3	-	BBB
Synovus Financial	-	BBB-	BBB

As of 8/21/23 • Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation excluded due to no holding company

©2023, Comerica Inc. All rights reserved.

41

Bank Debt Rating

Comerica

Senior Unsecured/Long-Term Issuer Rating	Moody's	S&P	Fitch
Cullen Frost	A3	A	-
Fifth Third	A3	A-	A-
Huntington	A3	A-	A-
KeyCorp	A3	BBB+	A-
M&T Bank	Baa1	A-	A
BOK Financial	Baa1	A-	A
Regions Financial	Baa1	A-	A-
Citizens Financial Group	Baa1	A-	BBB+
Comerica	Baa1	BBB+	A-
Western Alliance	Baa1		BBB-
Webster Bank	Baa2	BBB+	
Zions Bancorporation	Baa2	BBB+	BBB+
First Horizon National Corp	Baa3	-	BBB
Synovus Financial	Baa3	BBB	BBB

As of 8/21/23 • Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation ratings are for the bank

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